EXHIBIT (d)(4)

                     AMENDMENT TO THE INVESTMENT MANAGEMENT
               AGREEMENT FOR TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

         AMENDMENT, dated October 1, 2004 to the Investment Management Agreement dated June 1, 1999, as amended September 3, 2002, (the "Agreement") by and between TIAA-CREF Institutional Mutual Funds (the "Fund") and Teachers Advisors, Inc. ("Advisors").

         WHEREAS, the Fund has established seven additional series, which shall be known as the TIAA-CREF Lifecycle Funds, consisting of the 2010 Fund, 2015 Fund, 2020 Fund, 2025 Fund, the 2030 Fund, the 2035 Fund, and 2040 Fund (each a "Lifecycle Fund");

         WHEREAS, Advisors is willing to provide investment management services to each Lifecycle Fund in accordance with the terms and conditions of the Agreement; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund and Advisors hereby agree as follows:

         1. Section 4(a) of the Agreement, setting forth the compensation of Advisors, shall be amended by adding the following Funds to subparagraph (a):

         TIAA-CREF Lifecycle Fund - 2010 Fund............    0.10%

         TIAA-CREF Lifecycle Fund - 2015 Fund............    0.10%

         TIAA-CREF Lifecycle Fund - 2020 Fund............    0.10%

         TIAA-CREF Lifecycle Fund - 2025 Fund............    0.10%

         TIAA-CREF Lifecycle Fund - 2030 Fund............    0.10%

         TIAA-CREF Lifecycle Fund - 2035 Fund............    0.10%

         TIAA-CREF Lifecycle Fund - 2040 Fund............    0.10%

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         IN WITNESS WHEREOF, the Fund and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF INSTITUTIONAL
MUTUAL FUNDS

By:  /s/ Bertram L. Scott          Attest:  /s/ Mark L. Serlen
   -----------------------------          --------------------------------------

Title: Executive Vice President    Title: Assistant Secretary
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TEACHERS ADVISORS, INC.

By:  /s/ Scott C. Evans            Attest:  /s/ Mark L. Serlen
   -----------------------------          --------------------------------------
Title: President and Chief
       Executive Officer           Title: Secretary
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